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                                                                   EXHIBIT 10.55

                               KOPIN CORPORATION

                             1992 STOCK OPTION PLAN

                                   AMENDMENT

     Kopin Corporation the ("Company"), pursuant to authority reserved in
Section 18 of the 1992 Stock Option Plan, as amended, of the Company (the "1992 Plan"), hereby amends the 1992 Plan as follows:

     Effective as of February 28, 1997, the date of the adoption by the Board of Directors of the Company of the amendment provided hereby, the first sentence of
Section 5 of the 1992 Plan is deleted in its entirety and is replaced with the following:

     5. Stock Subject to the Plan.  The Plan covers 2,700,000 shares of Stock;
        ----- ------- -- --- ----
        provided, that the number of shares purchased pursuant to the exercise
        --------
        of Options granted under the Plan and options granted under the Old Plan and the number of shares subject to outstanding Options granted under
        ---
        the Plan and options granted under the Old Plan shall be charged against the shares covered by the Plan; but shares subject to Options granted under the Plan or options granted under the Old Plan which terminated without being exercised shall not be so charged.

     IN WITNESS WHEREOF, the Company has adopted this Amendment as of the 22/nd/ day of May, 1997 to be effective as hereinabove provided.

                              KOPIN CORPORATION


                              BY: /s/John C. C. Fan
                                 -----------------------------

     The following does not form part of this Amendment but is included solely for information purposes:

Date of Board Approval:        February 28, 1997
Date of Shareholder Approval:  May 22, 1997